                                                                    Exhibit 99.1

        Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:      Michael Powell
           Azan Alain
           Sofinnova Management V, LLC
           Sofinnova Venture Affiliates V, LP
           Sofinnova Venture Partners V, LP
           Sofinnova Venture Principals V, LP

Address:   140 Geary Street
           Tenth Floor
           San Francisco, CA  94108

Designated Filer:   James I. Healy, M.D., Ph.D.

Issuer and Ticker Symbol:   Novacea, Inc. (NOVC)

Date of Event Requiring Statement:   May 9, 2006

Signatures:     By:  /s/ James I. Healy
                     ----------------------------------------------------------
                     James I. Healy, as managing director of Sofinnova
                     Management V, LLC, the general partner of Sofinnova Venture
                     Affiliates V, LP, Sofinnova Venture Partners V, LP and
                     Sofinnova Venture Principals V, LP

                     /s/ James I. Healy
                     -----------------------------------------------------------
                     James I. Healy, on his own behalf and as attorney-in-fact
                     for Michael Powell and Azan Alain